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                                                                     Exhibit 5.1

                                                  March 4, 1996

Sierra On-Line, Inc.
3380 146th Place S.E., Suite 300
Bellevue, Washington  98007

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, which you are filing with the Securities and Exchange Commission with respect to 1,229,600 currently issued and outstanding shares (the "Shares") of Common Stock, $.01 par value per share, of Sierra On-Line, Inc. (the "Company"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters."

                                           Sincerely,

                                           PERKINS COIE






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